Exhibit 11
            Statement Regarding the Computation of Earnings Per Share




                                                            For the quarter ending
                                                                   March 31,
                                                         --------------------------
                                                           1998(1)        1997(1)
                                                         -----------    -----------
Weighted average shares outstanding:
     Total average shares outstanding                     33,876,815     33,115,344
     Average allocated ESOP shares                             3,699         18,564
                                                         -----------    -----------
Basic average shares                                      33,880,514     33,133,908
                                                         -----------    -----------
     Common Stock Equivalents (1)
            Option plans Mgt/Directors                       271,729        238,284
            RRP Management                                    27,877         21,876
                                                         -----------    -----------
    Total average allocated award shares                     299,606        260,160
                                                         -----------    -----------
    Fully diluted average shares outstanding              34,180,120     33,394,068
                                                         ===========    ===========
Net income for the period                                $ 5,749,000    $ 4,709,000
Basic Earnings per share                                 $      0.17    $      0.14
                                                         ===========    ===========
Diluted earnings per share                               $      0.17    $      0.14
                                                         ===========    ===========


(1) The 1997 earnings per share calculations reflect the retroactive effect of a 3 for 1 stock split effected in the form of a dividend that was approved by the Board of Directors on October 22, 1997. The dividend was declared to stockholders of record as of November 4, 1997 and was paid on November 18, 1997.